SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2008

GRILL CONCEPTS, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-23226	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6300 Canoga Avenue, Suite 1700 Woodland Hills, California 91367
(Address of Principal Executive Offices)(Zip Code)

818-251-7000
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2008, Grill Concepts, Inc. (the "Company") entered into Amendment Number Four to Credit Agreement (the "Amendment") amending its credit agreement, originally entered March 10, 2006 and amended December 29, 2006, March 19, 2008 and April 30, 2008 (the "Credit Agreement"), with Diamond Creek Investment Partners LLC (the "Diamond Creek"), as agent for the lender under the Credit Agreement.

The Amendment modified the Credit Agreement by (1) modifying the Base Rate Margin for non-LIBOR loans to fix said Base Rate Margin at 8% for the year following the Amendment and for any period, determined monthly, in which the trailing twelve months EBITDA is less than $2,500,000, (2) modifying the LIBOR Rate Margin for LIBOR loans to fix said LIBOR Rate Margin at 9% for the year following the Amendment and for any period, determined monthly, in which the trailing twelve months EBITDA is less than $2,500,000, (3) reducing the maximum credit available under the revolver from $12 million to $8 million, (4) providing the lenders are not obligated to make any advances under the Credit Agreement for the one-year period commencing on the date of the Amendment and (5) adding certain mandatory prepayment requirements in the event of sales of assets, receipt of funds from incurrence of debt or issuance of equity securities or the generation of excess cash flows. The Amendment also modified certain financial covenants and waived non-compliance with certain financial covenants as of the end of the Company's fiscal third quarter. The Amendment provides that the Company will pay a fee of $100,000 to Diamond Creek as well as legal fees and other expenses incurred by the lenders in connection with the Amendment.

See the Company's Form 8-Ks, dated March 10, 2006 and December 29, 2006, and filed March 15, 2006 and January 3, 2007, respectively, and the Company's Form 10-Q for the quarter ended March 30, 2008, filed May 19, 2008, for a more complete description of the Credit Agreement.

The foregoing is qualified in its entirety by reference to Amendment Number Four to Credit Agreement filed herewith as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

    Exhibits

10.1 Amendment Number Four to Credit Agreement, dated as of November 3, 2008, between Grill Concepts, Inc. and Diamond Creek Investment Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: November 4, 2008

By: /s/ Wayne Lipschitz

Wayne Lipschitz

Chief Financial Officer